Exhibit 23.1

Mantyla McReynolds, LLC

5872 South 900 East, Suite 250

Salt Lake City, Utah 84121

December 14, 2004

United States Securities and Exchange Commission

450 5th Street, N.W.

Washington, D.C. 20549

Re: Consent to be named in the Form S-4 Registration Statement, for the registration of 30,100,000 shares of common stock of Source Energy Corporation, (the Registrant).

Ladies and Gentlemen:

We hereby consent to the use of our report for the period ended December 31, 2003, dated February 26, 2004, in the above referenced Registration Statement. We also consent to the use of our name as experts in such Registration Statement.

Sincerely,

/s/ Mantyla McReynolds
Mantyla McReynolds Salt Lake City, UT